UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 28, 2021

MODULAR MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16772 W. Bernardo Drive, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

858-800-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 ).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Officer Stock Purchases

On October 28, 2021, Modular Medical, Inc. (the “Company”) entered into purchase agreements with Ellen O’Connor (Lynn) Vos, the Company’s Chief Executive Officer, and Paul DiPerna, the Chairman of the Company’s board of directors and its President, Chief Financial Officer and Treasurer, providing for the sale and issuance by the Company of 92,592 shares of the Company’s common stock, par value $0.001 per share at the closing market price on October 28, 2021 of $2.70 per share. The Company received proceeds of approximately $250,000 from the sale of the shares, comprising $150,000 from Ms. Vos and $100,000 from Mr. DiPerna.

Credit Facility and Security Agreement

On October 28, 2021, the Company issued a secured promissory note (the “Note”) to Manchester Explorer, L.P. (“Manchester”) that provides the Company with a $3,000,000 revolving credit facility with all amounts being drawn down by the Company thereunder being due and payable, subject to acceleration in the event of a default, on March 15, 2022 (the “Maturity Date”). Interest at the rate of 12% is payable on each drawn down without regard to the draw down date or the date when interest is paid. As of the date of this current report on Form 8-K there have been no borrowings under the Note.

The principal amount of the Note and interest due thereon is payable to Manchester no later than the earlier of: (i) the Maturity Date and (ii) the date on which the Company has received proceeds in excess of $12,000,000 from a transaction or series of related transactions occurring prior to the Maturity Date, which such transactions constitute equity financings or other issuances of the Company's equity securities. Provided that no Event of Default (as such term is defined in the Note) has occurred, on any date prior to the Maturity Date, upon no less than three days written notice by the Company specifying the draw amount, Manchester will advance the draw amount to the Company. No draw amount can be in an amount less than $100,000 or exceed an amount equal to $3,000,000 minus the aggregate principal amount outstanding under the Note at the time of such draw request. If an Event of Default occurs and is continuing, Manchester may declare all of the Note, including any interest and other amounts due, to be due and payable immediately.

In connection with the issuance of the Note, on October 28, 2021, the Company entered into a Security Agreement with Manchester (the “Security Agreement”) under which the Company granted Manchester a continuing and unconditional first priority security interest in and to any and all of the Company’s property of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired.

The foregoing summary of the terms of the Note and the Security Agreement (collectively, the “Note Documents”) should be read in conjunction with the forms of such agreements and documents filed as exhibits to this Current Report on Form 8-K under Item 9.01, which contain all of the terms and conditions of the Note Documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibits 10.27 and 10.28 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 with respect to the issuance of the shares of Common Stock (the “Securities”) is incorporated by reference into this Item 3.02. The Securities were issued in a private placement exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.27	Promissory Note dated October 28, 2021
10.28	Security Agreement dated October 28, 2021
10.29	Form of Common Stock Purchase Agreement dated October 28, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: October 29, 2021	/s/ Ellen O’Connor Vos
Chief Executive Officer